SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Hampton Roads Bankshares, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HAMPTON ROADS BANKSHARES, INC.

201 Volvo Parkway

Chesapeake, Virginia 23320

NOTICE OF 2004 ANNUAL MEETING OF SHAREHOLDERS

To be Held April 27, 2004

To Our Shareholders:

NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Shareholders of Hampton Roads Bankshares, Inc. (the Company) will be held at the Company’s MacArthur Center branch office located at 500 Plume Street, 2nd Floor, Norfolk, Virginia 23510, on April 27, 2004, at 5:30 p.m., for the following purposes:

1. To consider and vote upon the election of four incumbent directors to serve a three year term and one incumbent director to serve a two year term.

2. To consider and vote upon the ratification of the appointment of KPMG LLP as independent auditors for the 2004 fiscal year.

3. To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on March 1, 2004, will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

The Board of Directors unanimously recommends that shareholders vote FOR approval of each of the above items.

By Order of the Board of Directors,

/s/ Tiffany K. Glenn
Tiffany K. Glenn
Secretary of the Board

March 15, 2004

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE PROMPTLY. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON, EVEN THOUGH YOU HAVE PREVIOUSLY SIGNED AND RETURNED YOUR PROXY.

HAMPTON ROADS BANKSHARES, INC.

201 Volvo Parkway

Chesapeake, Virginia 23320

PROXY STATEMENT

This Proxy Statement is furnished to the shareholders of Hampton Roads Bankshares, Inc. (the Company) in connection with the solicitation of proxies by the Board of Directors of the Company for use at its 2004 Annual Meeting of Shareholders to be held on April 27, 2004, at the time and place set forth in the accompanying Notice of 2004 Annual Meeting of Shareholders and at any adjournment thereof (the Annual Meeting). This Proxy Statement and the enclosed Proxy are being mailed to the shareholders of the Company on or about March 15, 2004.

Use and Revocation of Proxies

If the enclosed Proxy is properly executed and returned in time for voting at the Annual Meeting, the shares represented thereby will be voted in accordance with such instructions. If no instructions are given in a returned, executed Proxy, the Proxy will be voted in favor of the two matters for consideration at the Annual Meeting, and in the discretion of the proxy holders as to any other matters which may properly come before the meeting. Proxies will extend to, and will be voted at, any properly adjourned session of the Annual Meeting, unless otherwise revoked.

Execution of a Proxy will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Any shareholder who has executed and returned a Proxy but for any reason desires to revoke it may do so at any time before the Proxy is exercised by filing with the Secretary of the Company an instrument revoking it or a duly exercised Proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Solicitation of Proxies

The Company will bear its own expenses incident to soliciting proxies. Directors, officers, and employees of the Company, acting without commission or other special compensation, may solicit proxies in person, by telephone or by mail. The Company may reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners of shares of common stock.

Shareholders Entitled to Vote and Vote Required

Only holders of record of Company Common Stock at the close of business on March 1, 2004 (the Record Date) are entitled to vote at the Annual Meeting. On the Record Date, there were 7,915,412 shares of Company Common Stock, par value $0.625 per share, outstanding and entitled to vote. Each share of outstanding Common Stock is entitled to one vote on all matters presented at the Annual Meeting. A majority of the outstanding shares of Common Stock, present in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. Directors are elected by a plurality of the votes cast. The affirmative vote of a majority of votes cast by Company shareholders is required to ratify the appointment of auditors.

Although abstentions and broker non-votes (shares held by customers which may not be voted on certain matters because the broker has not received specific instructions from the customer) are counted for purposes of determining the presence or absence of a quorum for the transaction of business, they are generally not counted for purposes of determining whether such proposals have been approved and therefore have no effect.

PROPOSAL ONE

ELECTION OF DIRECTORS

OF HAMPTON ROADS BANKSHARES, INC.

Nominees for Election

The Company’s Articles of Incorporation provide that the Company will have no less than eight and no more than eighteen members of the Board of Directors. The Articles of Incorporation also divide the Company’s Board of Directors into three classes as nearly equal in number as possible. Members of each class are elected for a term of three years and until their successors are elected and qualified. The Company’s Bylaws require all directors to be shareholders of the Company and require a majority of directors to be citizens of Virginia. Five directors will be elected at the 2004 Annual Meeting of Shareholders. Four nominees are “Class C” directors and will serve as directors until the 2007 Annual Meeting of Shareholders. One nominee will be a “Class B” director and will serve until the 2006 Annual Meeting of Shareholders. All nominees were nominated by the Company’s Nominating Committee and approved by the Board of Directors. The nominee for “Class B” director, Patricia M. Windsor, was appointed to the Board in May 2003, and, in accordance with the Articles of Incorporation, was designated within the group of “Class B” directors to balance the three classes as nearly as possible. The Company currently has eleven members of its Board of Directors.

The election of each nominee requires the affirmative vote of a plurality of the votes cast by the shares entitled to vote. Proxies received from Company shareholders will be voted for the election of such nominees unless marked to the contrary. A shareholder of the Company who desires to withhold voting of the proxy for all or one or more nominees may so indicate on his or her proxy. All of the nominees currently are members of the Company’s Board of Directors and all have consented to be named and have indicated their intent to serve if elected. If any nominee becomes unable to serve, an event which is not anticipated, the proxy will be voted for a substitute nominee to be designated by the Company’s Board of Directors, or the number of directors will be reduced.

The Company has a Nominating Committee. Information regarding the Nominating Committee is found elsewhere in this Proxy in the section “Nominating Committee Disclosure” and in Appendix B. For information regarding the Company’s bylaw provisions that govern shareholder nominations of director candidates, please see “Submission of Proposals and Other Matters Related to 2005 Annual Meeting.”

The name, age, and principal occupation during the past five years of each nominee and director of the Company are set forth in the chart below:

Name	Age	Principal Occupation	Director Since (1)

Nominees for Election of “Class C” Directors with Terms Expiring in 2007

Herman A. Hall, III	55	Secretary-Treasurer, Hall Farms, Inc.	1987

W. Lewis Witt	61	Owner, Inner-View, Ltd.	1992

William J. Hearring	63	President, Hearndon Construction Corporation	1999

Durwood S. Curling	70	Retired Executive Director, Southeastern Public Service Authority, as of 1998	1987

Nominee for Election of “Class B” Directors with Terms Expiring in 2006

Patricia M. Windsor	60	Secretary-Treasurer, Lakeside Construction Corporation	2003

Incumbent “Class A” Directors with Terms Expiring in 2005

Robert H. Powell III	62	Attorney at Law, Kaufman & Canoles, P.C. Dec. 1999 to present; Attorney at Law, Williams, Kelly & Greer, 1968 to Nov. 1999	1990

Bobby L. Ralph	64	City Council Member, City of Suffolk, 2002 to present; Retired Director of Social Services, City of Suffolk, as of 2002	1997

Emil A. Viola	69	President, Vico Construction Corporation	1987

Incumbent “Class B” Directors with Terms Expiring in 2006

Warren L. Aleck	62	Retired President, Great Bridge Foods, Inc. t/a Earle’s Markets, as of 1989	1987

Robert G. Bagley	73	Senior Vice President, Bank of Hampton Roads	1987

Jack W. Gibson	53	President and Chief Executive Officer, Hampton Roads Bankshares, Inc.	1987

(1)	At the 2001 Annual Meeting of Bank of Hampton Roads (the Bank), the shareholders of the Bank approved a Plan of Reorganization pursuant to which each share of Bank Common Stock was exchanged for a share of the Company’s Common Stock and the Bank became a wholly owned banking subsidiary of the Company (Plan of Reorganization). The effective date of the Plan of Reorganization was July 1, 2001. Prior to the effective date of the Plan of Reorganization, the director-nominees, except for Patricia

M. Windsor, served on the Board of Directors of the Bank. Since the effective date of the Plan of Reorganization, the director-nominees, except for Patricia M. Windsor, have served on the Company’s Board of Directors and have continued to serve on the Bank’s Board of Directors. Patricia M. Windsor was elected to the Board in May 2003. The dates set forth above indicate the dates on which the director-nominees first served on the Bank’s Board of Directors.

BENEFICIAL OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS

AND PRINCIPAL SHAREHOLDERS OF THE COMPANY

The following table sets forth for (1) each director-nominee, director, named executive officers, and named officer of the Company, and (2) all director-nominees, directors, executive officers, and named officers of the Company as a group: (i) the number of shares of Company Common Stock beneficially owned on March 1, 2004, and (ii) such person’s or group’s percentage ownership of outstanding shares of Company Common Stock on such date. Except as set forth below, the Company is not aware of any shareholder that beneficially owns 5% or more of the outstanding shares of Company Common Stock. All of the Company’s directors and executive officers receive mail at the Company’s principal executive office at 201 Volvo Parkway, Chesapeake, Virginia 23320.

Name	Number of Shares Beneficially Owned		Percent of Outstanding Shares
Directors:
Warren L. Aleck	138,082.20	(1)	1.73%
Robert G. Bagley	202,072.81	(2)	2.52%
Jack W. Gibson	405,821.90	(3)	4.94%
Durwood S. Curling	86,213.40	(4)	1.09%
Herman A. Hall, III	134,511.82	(5)	1.69%
W. Lewis Witt	84,233.01	(6)	1.06%
Patricia M. Windsor	8,962.53	(7)	0.11%
William J. Hearring	117,368.53	(8)	1.48%
Robert H. Powell, III	99,173.75	(9)	1.25%
Bobby L. Ralph	30,544.52	(10)	0.38%
Emil A. Viola	326,511.69	(11)	4.12%

Non-Director Named Executive Officers and Named Officer (not included above):
M. Ann Wright	27,670.30	(12)	0.35%
Gregory P. Marshall	33,753.09	(13)	0.43%
Julie R. Anderson	28,669.56	(14)	0.36%
Renee’ McKinney	52,325.28	(15)	0.66%

Directors, Director-Nominees, Executive Officers, and Named Officers as a group (17 persons):	1,799,711.12		20.56%

(1)	Includes 60,813 options to purchase shares, 22,913.88 shares owned by Helen G. Aleck (wife) and 8,368.76 shares owned jointly by Warren L. Aleck and Helen G. Aleck.
(2)	Includes 114,761 options to purchase shares, 8,795.92 shares held in the Company’s 401(k) Profit Sharing Plan and Trust, 799.05 shares owned by Peggy P. Bagley (wife), and 68,717.17 shares owned jointly by Robert G. Bagley and Peggy P. Bagley.
(3)	Includes 295,185 options to purchase shares, 13,068.64 shares held in the Company’s 401(k) Profit Sharing Plan and Trust, 3,997.32 shares owned by M. Joyce Gibson (wife), 3,466.32 shares owned by Jacqueline A. Gibson (daughter), and 24,952.61 shares held in an IRA for Jack W. Gibson.

(4)	Includes 24,201 options to purchase shares, 22,219.00 shares owned by Virginia S. Curling (wife), 6,835.63 shares held in an IRA for Durwood S. Curling, and 3,684.74 shares held in an IRA for Virginia S. Curling.
(5)	Includes 60,484 options to purchase shares and 59,246.54 shares held in an IRA for Herman A. Hall, III.
(6)	Includes 34,719 options to purchase shares, 450.82 shares owned jointly by W. Lewis Witt and Judith W. Witt (wife), 1,596.68 shares held in an IRA for W. Lewis Witt, 5,751.56 shares held in an IRA for Judith W. Witt, 67.50 shares owned by Inner-View, Ltd., a company owned by W. Lewis Witt, and 38,210.08 shares held by Inner-View, Ltd. in a profit sharing plan for W. Lewis Witt.
(7)	Includes 4,254 options to purchase shares.
(8)	Includes 27,282 options to purchase shares, 8,481.30 shares held in an IRA for William J. Hearring, and 21,406.16 shares owned by Hearndon Construction Corp., Inc., a company owned by William J. Hearring.
(9)	Includes 45,729 options to purchase shares, 2,052.94 shares owned by Elayne P. Powell (wife), 24,270.11 shares owned jointly by Robert H. Powell III and Elayne P. Powell, and 4,715.00 shares held in an IRA for Robert H. Powell III.
(10)	Includes 28,350 options to purchase shares.
(11)	Includes 7,954 options to purchase shares, 95,582.34 shares held in an IRA for Emil A. Viola, 3,594.56 shares held in an IRA for Phyllis K. Viola (wife), and 1,353.78 shares owned jointly by Emil A. Viola and Phyllis K. Viola.
(12)	Includes 25,984 options to purchase shares and 1,604.78 shares held in the Company’s 401(k) Profit Sharing Plan and Trust.
(13)	Includes 24,704 options to purchase shares, 991.33 shares held in the Company’s 401(k) Profit Sharing Plan and Trust, 1,702.29 shares owned jointly by Gregory P. Marshall and Mary E. Marshall, and 6,355.48 shares held in a SEP for Gregory P. Marshall.
(14)	Includes 25,351 options to purchase shares, 1,851.44 shares held in the Company’s 401(k) Profit Sharing Plan and Trust, 1,300.00 shares held in an IRA for Julie R. Anderson, and 167.12 shares owned jointly by Julie R. Anderson and Douglas A. Anderson.
(15)	Includes 36,461 options to purchase shares, 6,364.45 shares held in the Company’s 401(k) Profit Sharing Plan and Trust, 439.40 shares held by Jamie N. McKinney (daughter), and 159.34 shares held in an IRA for Jamie N. McKinney.

Executive Officers

The following sets forth the names, ages and business experience of the Company’s Executive Officers and the date each Executive Officer became employed by the Company.

•	Julie R. Anderson, 45, has been employed by the Bank since 1999. She was promoted from Vice President and Area Loan Executive to Senior Vice President and Commercial Loan Officer in April 2001. She has worked in practically all facets of the banking industry, including twenty years experience in commercial, consumer, dealer and construction lending.

•	Donald W. Fulton, Jr., 57, assumed the role of Senior Vice President and Chief Financial Officer of the Company and Senior Vice President and Chief Administrative Officer of the Bank during 2003. His banking career, prior to his employment with the Company, spans 35 years and covers all facets of the banking industry.

•	Jack W. Gibson, 53, has been President, Chief Executive Officer and a director of the Company since the Company’s inception in 2001 and President, Chief Executive Officer and a director of the Bank since the Bank’s inception in 1987.

•	Tiffany K. Glenn, 34, has worked for the Bank since 1993 in various positions, including accounting, stock transfers, and marketing. She was promoted to Senior Vice President, Marketing Officer and Secretary in 1999.

•	Gregory P. Marshall, 45, began his employment with the Bank in 2001 as Senior Vice President and Commercial Loan Officer. Prior to joining the Bank, he worked in the banking industry for twelve years with 8 years of prior experience in the certified public accounting industry.

•	Renee’ R. McKinney, 39, has been employed by the Bank since its inception. She initially served as Office Manager. She was subsequently appointed Assistant Vice President in 1991, Vice President and Branch Administrator in 1993, and Senior Vice President and Branch Administrator in 1998.

Information About Shareholders

The Board of Directors has not established a written policy regarding communications with shareholders. A formal policy has not been adopted because directors have periodic contact with shareholders through business, personal, and community-based activities. Although not prescribed in a policy, shareholders may communicate with the Board through written communications addressed to the Company’s executive office at 201 Volvo Parkway, Chesapeake, Virginia 23320.

Board and Committee Meetings

The business of the Company is managed under the direction of the Board of Directors. The Bank Board generally meets twice a month and held 24 meetings in 2003. The Company Board meets at least annually and held three meetings during 2003. During 2003, each member of the Board participated in at least 75% of all Board meetings and at least 75% of all applicable committee meetings. The Board does not have a policy regarding attendance at annual shareholders’ meetings. However, Board members are encouraged to attend such meetings and at the annual meeting held on April 22, 2003, all Board members were in attendance. Set forth below is certain information on the members and duties of the various Board committees.

The Board of Directors has established an Audit Committee, Personnel Committee, Education Committee, Nominating Committee, Site Selection Committee, Executive Committee and Compliance Committee. All committee meetings are scheduled by the committee chairpersons as deemed necessary. Mr. Gibson serves as an ex-officio member of all such committees except the Executive Committee and Nominating Committee.

The Audit Committee consists of Durwood S. Curling, Robert H. Powell III, and Warren L. Aleck. Each of these directors is an “independent director” as that term is defined under the NASDAQ Stock Market’s listing standards except for Robert H. Powell III. To be an independent director under this definition, a director may not be an officer or employee of the Company or have any other relationship with the Company that interferes with the exercise of independent judgment. Mr. Powell is an attorney in a law firm that does business with the Company. In addition, Jack W. Gibson, President and CEO of the Company, is an ex-officio member of the Committee under the Company’s Bylaws. As a matter of practice, Mr. Gibson does not attend regularly scheduled Audit Committee meetings in the spirit of the Sarbanes-Oxley Act of 2002.

The Audit Committee is responsible for the appointment, compensation, and oversight of the work of the independent auditor of the Company. It also must pre-approve all audit and non-audit services provided by the firm of independent auditors. The Committee acts as the intermediary between the Company and the independent auditor and reviews the reports of the independent auditor. The Audit Committee held four meetings in 2003. See “Audit Committee Report” below.

The Personnel Committee consists of Emil A. Viola, Herman A. Hall, III, and W. Lewis Witt, all of whom are independent under standards set by the NASDAQ Stock Market. In addition, Jack W. Gibson, President and CEO of the Company, is an ex-officio member of the Committee. The Committee reviews the compensation of all executive officers and makes recommendations on compensation programs to the Board of Directors. The Personnel Committee held two meetings in 2003.

The Education Committee consists of W. Lewis Witt, Robert G. Bagley, and William J. Hearring. The Committee reviews and approves requests from employees for education reimbursement and specialized training. The Education Committee did not hold any meetings in 2003.

The Nominating Committee consists of Emil A. Viola, Herman A. Hall, III, William J. Hearring, and Jack W. Gibson. All members of the Nominating Committee are considered independent as defined under the NASDAQ Stock Market’s listing standards except for Jack W. Gibson, who is the Company’s President and Chief Executive Officer. The function of this committee is to identify and present nominees for membership on the Board of Directors. The Nominating Committee held one meeting in 2003.

The Site Selection Committee consists of William J. Hearring, Robert G. Bagley, and Bobby L. Ralph. The Committee was formed to review the desirability of future branch locations and make recommendations to the full Board accordingly. The Site Selection Committee held one meeting in 2003.

The Executive Committee, which meets informally if necessary, consists of Emil A. Viola, Herman A. Hall, III, and Jack W. Gibson. The Committee is charged with setting the format and guidelines for the meetings of the Board of Directors and the meetings of committees of the Board of Directors. The Executive Committee did not hold any meetings in 2003.

The Compliance Committee was newly formed in 2004. Its chairperson is Bobby L. Ralph. Other members are yet to be appointed. The function of this committee is to monitor the compliance of the Company and its subsidiaries with applicable laws and regulations.

Audit Committee Report

The Audit Committee held four meetings during 2003. The Audit Committee’s formal charter was revised to conform with provisions of the Sarbanes-Oxley Act of 2002 and is attached as Appendix A to this Proxy Statement. At this time the Audit Committee does not have an “audit committee financial expert” as defined under final rules adopted by the Securities and Exchange Commission. The Company’s Board of Directors considered numerous factors regarding the current composition of the Audit Committee, the qualifications required to be considered an “audit committee financial expert”, and the Company’s particular circumstances relative to audit matters. The Audit Committee as currently comprised provides a blend of business, legal, and governmental backgrounds, all of which include significant experience with financial matters. In addition, the Company and its subsidiaries are regulated and periodically examined by the Bureau of Financial Institutions of the State Corporation Commission

of the Commonwealth of Virginia and the Federal Reserve. The examinations in combination with internal audit and audits performed annually by independent auditors provide the Board of Directors with a sufficient level of confidence in the Company’s financial statements and its internal controls. The Board of Directors periodically will review and monitor the need for an audit committee financial expert.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility of the financial statements and the reporting process, including the system of internal controls. In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Committee has discussed with the independent auditors the auditors’ independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standards No. 1 (Independence Discussions with Audit Committees). The Committee discussed with the Company’s internal and independent auditors the overall scope and specific plans for their respective audits.

The Audit Committee meets with the internal and independent auditors to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The meetings also are designed to facilitate any private communications with the Committee desired by the internal auditors or independent accountants. In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission (SEC). The Committee and the Board also have recommended, subject to shareholder ratification, the selection of the Company’s independent auditors, KPMG LLP.

Durwood S. Curling, Chairman

Warren L. Aleck

Robert H. Powell III

Nominating Committee Information

The Company’s Nominating Committee’s charter appears in Appendix B. The Board of Directors relies on the discretion of the Nominating Committee members to identify potential nominees from sources that they deem appropriate. The Nominating Committee has not formulated specific criteria for nominees, but it considers qualifications that include, but are not limited to, capability, ability to serve, conflicts of interest, and other relevant factors. In consideration of the fiduciary requirements of a Board member, and the relationship of the Company and its subsidiaries to the communities it serves, the Committee places emphasis on character, ethics, financial stability, business acumen, and community involvement among other criteria it may consider. In addition, as a financial services holding company, the Company is regulated by the Federal Reserve and the Bureau of Financial Institutions of the State Corporation Commission of the Commonwealth of Virginia. Directors and Director nominees are subject to various laws and regulations pertaining to financial holding companies including a minimum stock ownership requirement.

The Committee utilizes a variety of resources in identifying nominees including individuals who serve the Company and its subsidiaries on advisory boards, recommendations of management and other Board members, and other business or community leaders who may be qualified to serve. The Nominating Committee may consider recommendations from shareholders, but has not established a formal process for doing so. Under the Company’s Bylaws, shareholders may submit nominees for director. For additional information regarding the requirements for shareholder nominations, please see “Submission of Proposals and Other Matters Related to 2005 Annual Meeting” elsewhere in this Proxy. The Company has not paid a third party to assist in identifying, evaluating, or otherwise assisting in the nomination process.

Code of Ethics

The Company has a Code of Ethics for its senior financial officers and the Chief Executive Officer. The Code of Ethics appears in Appendix C. Any waivers of, or amendments to, the Code of Ethics will be disclosed through the timely filing of a Form 8-K with the Securities and Exchange Commission.

Section 16(a) Beneficial Ownership Reporting Compliance

Section l6(a) of the Securities Exchange Act of 1934, as amended, requires directors, executive officers and persons who beneficially own more than 10% of Company Common Stock to file initial reports of ownership and reports of changes in beneficial ownership with the SEC. Such persons are also required to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to the Company, the Company believes that all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% beneficial owners were complied with in 2003 within the 3 day time limit, except for the following. Due to technical difficulties with the new internet reporting site, William J. Hearring was 1 business day late in reporting one transaction for the purchase of 1,185 shares on October 21, 2003. Also, due to technical difficulties, Durwood S. Curling was 2 business days late in reporting one transaction for the net purchase of 10,827 shares on July 7, 2003. Patricia M. Windsor, a newly elected director, was late in reporting transactions to purchase a total of 2,400 shares beginning on October 15, 2003 and ending on November 6, 2003, reported on November 26, 2003.

Certain Relationships and Related Transactions

During 2003, Robert H. Powell III, a director, was an attorney in the law firm Kaufman & Canoles, P.C., which provided legal services for the Company. The fees paid by the Company to Kaufman & Canoles, P.C. in calendar year 2003 did not exceed 5% of the law firm’s gross revenues for the year.

During 2003 some director-nominees, directors and executive officers of the Company, their affiliates and members of their immediate families were customers of and had loan transactions with the Company in the normal course of business and are expected to continue to have customer relationships with the Company in the future. All outstanding loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons, and did not involve more than a normal risk of collectibility or present other unfavorable features. As of December 31, 2003 and 2002, loans to executive officers, directors and their affiliates amounted to $14,900,918 and $10,863,597, respectively. During 2003, additional loans and repayments of loans by executive officers, directors and their affiliates were $11,027,124 and $6,989,803, respectively. There were no loans made to directors, or to entities of which directors are material shareholders or equity owners, which were in excess of 15% of the Bank’s equity capital account.

Director Compensation

During fiscal year 2003, each director of the Company received a director’s fee of $600 per board meeting attended, $150 per committee meeting attended, and $100 per advisory board meeting attended. Total director, committee, and advisory board fees of $160,250 relating to the members of the Board of Directors, were expensed during the fiscal year ending December 31, 2003. During 2003, the Company authorized the grants of options to directors for 27,841 shares of the Company’s Common Stock under its Stock Option Plan, which previously was approved by the Company’s shareholders.

Directors’ Deferred Compensation Agreement

The Company has a Directors’ Deferred Compensation Agreement which allows directors to purchase options for the Company’s Common Stock where the directors’ fees reduce the exercise price for shares up to 50% of an amount that represents the fair market value of the stock. The directors purchased 27,376 options in 2003 under this agreement.

Executive Compensation

The following table sets forth, for the years ended December 31, 2003, 2002, and 2001, the annual and long-term compensation for the Company’s Chief Executive Officer, executive officers, and other named officer whose combined salary and bonus exceeded $100,000 in 2003.

SUMMARY COMPENSATION TABLE

	Annual Compensation			Long Term Compensation	All Other Compensation ($)(3)
Name and Principal Position	Year	Salary ($)	Bonus ($)(2)	Securities Underlying Options (#)(2)

Jack W. Gibson President and Chief Executive Officer	2003 2002 2001	270,000 270,000 255,000	97,200 75,600 57,375	29,232 32,180 24,232	56,033 16,328 15,315

Gregory P. Marshall Senior V.P. (1)	2003 2002 2001	110,000 110,000 24,186	39,600 30,800 20,000	8,920 10,134 6,200	28,264 3,530 N/A

Julie R. Anderson Senior V.P.	2003 2002 2001	100,000 100,000 60,000	36,000 28,000 13,500	8,109 9,213 4,185	25,497 10,572 5,493

Renee’ R. McKinney Senior V.P.	2003 2002 2001	74,000 74,000 70,000	26,640 10,360 15,750	6,001 3,409 4,883	17,438 5,395 6,902

M. Ann Wright Senior V.P.	2003 2002 2001	104,000 104,000 100,000	18,720 14,560 11,250	4,217 4,791 3,488	15,808 8,463 8,826

(1)	Mr. Marshall began employment at the Bank in October 2001.
(2)	Bonuses and stock options are predetermined by compensation plans previously approved by the Board of Directors and shareholders of the Company.
(3)	Consists of the Company’s discretionary and matching contributions to the 401(K) plan and matching contributions and interest for the Executive Savings Plan, which was initiated in 2003, made on behalf of the above officers.

The following table provides information on stock options granted to Mr. Gibson, Mr. Marshall, Ms. Anderson, Ms. McKinney and Ms. Wright in 2003:

OPTION GRANTS IN LAST FISCAL YEAR

Name	Options Granted (#)		% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)		Market Price on the Date of Grant ($/Share)		Expiration Date	Grant Date Present Value ($)(4)
Jack W. Gibson	21,895 2,531 4,806	(1) (2) (3)	27.68%	$ $ $	10.10 8.77 4.00	$ $ $	13.00 13.00 13.00	12/31/13 12/31/13 01/01/13	$ $ $	63,655 10,101 18,632
Gregory P. Marshall	8,920	(1)	11.28%		$10.10		$13.00	12/31/13		$25,933
Julie R. Anderson	8,109	(1)	10.25%		$10.10		$13.00	12/31/13		$23,575
Renee’ M. McKinney	6,001	(1)	7.59%		$10.10		$13.00	12/31/13		$17,447
M. Ann Wright	4,217	(1)	5.33%		$10.10		$13.00	12/31/13		$12,260

(1)	Options granted as part of employee incentive award.
(2)	Options granted as part of director incentive award.
(3)	Options issued under Directors’ Deferred Compensation Agreement.
(4)	Value of options is calculated using the Minimum Value Method with a risk-free interest rate of 3.25%, dividends of $0.30 per year, and an estimated life of seven years.

The following table provides information concerning the value of options held as of December 31, 2003 by Mr. Gibson, Mr. Marshall, Ms. Anderson, Ms. McKinney and Ms. Wright.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR END OPTION VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Unexercised Options at FY-End (#) Exercisable/ Unexercisable	Value of Unexercised In-the- Money-Options at FY-end ($) Exercisable/ Unexercisable(1)
Jack W. Gibson	24,599	$184,211	292,155/—	$1,803,610/—
Gregory P. Marshall	—	—	25,254/—	$107,538/—
Julie R. Anderson	—	—	25,351/—	$110,224/—
Renee’ R. McKinney	1,250	$7,506	38,351/—	$207,958/—
M. Ann Wright	—	—	25,984/—	$104,519/—

(1)	Based on a value of $13.00 per share for the Company’s Common Stock as of December 31, 2003.

Employment Agreements

The Company has entered into an employment agreement with Jack W. Gibson, the Company’s President and Chief Executive Officer, which was renewed in 2002. Under the agreement, Mr. Gibson’s salary is determined each year by the Board of Directors, but in no event will be less than $50,000. Mr. Gibson’s employment agreement also provides that Mr. Gibson may receive other compensation and benefits as the Board of Directors elects to provide to all Company employees. The employment agreement between the Company and Mr. Gibson is for a five year term and is renewed automatically for additional five year terms, unless the Company notifies Mr. Gibson at the end of the fourth year of a five-year term of the Company’s intention not to renew the employment agreement.

If the Company terminates Mr. Gibson’s employment without cause, as defined in the agreement, it is required to pay over a twelve month period an amount equivalent to his base salary plus director fees earned in the twelve months preceding termination. If Mr. Gibson should terminate his employment for “good reason,” as defined in the agreement and which includes “change of control,” he would be entitled to receive a severance payment equivalent to three times his base amount minus one dollar plus the present value of any other payments in the nature of compensation. In addition, he would be eligible to continue to participate in Company benefit programs, or their equivalent, for a period of up to three years. The severance payment could be increased if it is determined that the severance payment together with any other payments or benefits would be subject to the excise tax imposed under the Internal Revenue Code. The severance payment would be made over a sixty month period.

The Company has also entered into employment agreements with seven other officers of the Company. The terms and conditions of these employment agreements are similar to those of Mr. Gibson’s employment agreement described above, except that there are no provisions regarding salary and they contain certain prohibitions of competitive activities.

Executive Savings Plan

The Company has implemented an Executive Savings Plan with certain officers of the Company whereby an initial contribution made by the officers will be matched each year by the Company as long as the officers’ employment with the Company continues. Interest is earned at the highest rate the Company is paying on a certificate of deposit. The officers will be 100% vested in the plan five years from the date of initial contribution. The plan also provides for additional payments to be made to the officers upon termination of employment following a change of control of the Company.

Supplemental Retirement Agreement

The Company entered into a Supplemental Retirement Agreement with Mr. Gibson on January 1, 1993. Under this agreement, Mr. Gibson is eligible to receive an annual benefit payable in fifteen (15) installments equal to fifty percent (50%) of his Benefit Computation Base following the attainment of his Plan Retirement Date. The Benefit Computation Base is calculated as his average compensation including bonuses from the Company over the three consecutive completed calendar years just prior to the year of retirement or termination. The estimated annual benefits payable upon retirement at the Plan Retirement Date are $246,997. Partial vesting began on January 1, 1998 and will continue until the Plan Retirement Date. The Company has funded this agreement with life insurance policies which name the Company as beneficiary.

Compensation Committee Interlocks and Insider Participation

No member of the Company’s Personnel Committee was an officer or employee of the Company during 2003. However, as previously noted, under the Company’s Bylaws, the Company’s President and CEO, Jack W. Gibson, is an ex-officio member of all of the Company’s board committees. During 2003, no executive officer of the Company served as a member of the Compensation Committee of another entity, nor did any executive officer of the Company serve as a director of another entity, one of whose executive officers served on the Company’s Personnel Committee. All members of the Company’s Personnel Committee have outstanding loans with the Company. Each of these loans was made in the ordinary course of business on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with unrelated parties and did not involve more than the normal risk of collectibility or present other unfavorable features. See “Certain Relationships and Related Transactions” above.

Personnel Committee Report on Executive Compensation

The Personnel Committee assists the Board of Directors in administering the policies governing the annual compensation paid to executive officers, including the Chief Executive Officer. The goal of the Committee is to motivate executives to achieve a range of performance consistent with a business plan approved by the Board of Directors while insuring that the financial costs of current or proposed compensation and benefit programs are reasonable and consistent with industry standards and shareholders’ interests.

The Committee considers the following criteria in recommending to the Board the compensation of the Chief Executive Officer and the other executive officers of the Company:

1. The overall financial, market and competitive performance of the Company during the fiscal year under consideration.

2. The level of and/or increases in return on assets and return on equity without encouraging short-term profitability through unreasonable risk-taking or a deterioration of long-term asset quality.

3. Consideration of individual as well as combined measures of progress of the Company including the quality of the loan and investment portfolio, desirable changes in capital ratios, the overall growth of the Company, the improvement in market share, the improvement in book value per share, the improvement in earnings per share, the level of non-performing loans and real estate owned, and other objectives as may be established by the Board of Directors.

4. The State Corporation Commission and Federal Reserve Bank’s CAMELS ratings.

5. The compensation and benefit levels of comparable positions to peer group institutions within the financial services industry operating within Virginia.

The compensation arrangements and recommendations of the Committee include a base salary component and an incentive component made up of cash and stock options in addition to other executive benefits previously described.

Mr. Gibson does not make recommendations or participate in the review of his compensation. With respect to the Company’s other executive officers, the Committee considers salary and incentive recommendations prepared by the Chief Executive Officer to establish compensation. Following extensive review and approval by the Committee, all issues pertaining to executive compensation are submitted to the full Board of Directors for its approval.

Emil A. Viola, Chairman

Herman A. Hall, III

W. Lewis Witt

Stock Performance Graph

The graph below presents five-year cumulative total return comparisons through December 31, 2003, in stock price appreciation and dividends for the Company’s Common Stock, the Standard & Poor’s 500 Stock Index (S & P 500) and the Keefe, Bruyette & Woods 50 Total Return Index (KBW 50). Returns assume an initial investment of $100 at the market close on December 31, 1998 and reinvestment of dividends. The KBW 50 is a published industry index providing a market capitalization weighted measure of the total return of 50 money center and major regional U.S. banking companies. Values as of each year-end of the $100 initial investment are shown in the table and graph below.

Index	1998	1999	2000	2001	2002	2003

Hampton Roads Bankshares, Inc.	$100	$66	$53	$45	$49	$72
KBW 50	100	97	116	111	103	138
S&P 500	100	121	110	97	76	97

Profit Sharing Plan

The Company has a defined contribution 401(k) plan for all full-time employees who are 21 years of age and have completed one year of service. Under the plan, employees may annually contribute up to the lesser of $12,000 or 20% of their annual salary. The Company will match 25% of the employees’ yearly contributions up to 10% of their annual salary. The Company may also make an additional discretionary contribution; however, contributions by the Company will not exceed the maximum amount deductible annually for federal income tax purposes. In 2003, the Company authorized a $152,250 discretionary contribution and a $46,397 matching contribution. The 2003 discretionary contribution made on behalf of the executive officers, as a group, was $46,432.

Stock Options Issued

As of December 31, 2003, the Company had 952,718 stock options outstanding to employees and directors under the Company’s Stock Option Plan (the Plan). The options, when granted, have a maximum term of ten years.

A summary of activity in the Plan follows:

	Options Outstanding	Weighted Average Exercise Price
Balance at January 1, 2001	900,434	$5.6349
Granted	131,962	6.7670
Exercised	(13,250)	4.2826
Expired	(2,902)

Balance at December 31, 2001	1,016,244	5.7972
Granted	132,341	6.7872
Exercised	(115,820)	3.8264
Expired	(2,566)	9.0152

Balance at December 31, 2002	1,030,199	6.1379
Granted	134,304	8.4519
Exercised	(211,785)	7.4300

Balance at December 31, 2003	952,718	$6.8981

THE COMPANY BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS

VOTE “FOR” ALL NOMINEES PROPOSED FOR DIRECTORS.

PROPOSAL TWO

APPOINTMENT OF AUDITORS

The Company’s Audit Committee has appointed, and the Board of Directors has ratified the selection, of KPMG LLP as the firm of independent certified public accountants to audit the Company’s financial statements for the year 2004, and the Company Board desires that such appointment be ratified by the Company’s shareholders at the Annual Meeting. KPMG LLP has audited the financial statements of the Company since 2001. A representative of KPMG LLP will be present at the Annual Meeting, will be available to respond to appropriate questions and will have the opportunity to make a statement if he or she desires.

Amounts paid to KPMG LLP for work performed in 2003 and 2002 appear below:

	2003	2002
Audit fees (1)	$62,650	$58,600
Audit-related fees (2)	4,000	5,000
Tax fees (3)	2,000	2,000
All other fees (4)	3,700	10,350

(1)	Fees for financial audit
(2)	Fees for consent opinions issued for filings of Forms S-3 and S-8
(3)	Fees for reviewing federal and state income tax returns
(4)	In 2003, fees for assistance with implementation of portions of the Sarbanes-Oxley Act of 2002; In 2002, fees for review of information technology internal controls and other accounting assistance pertaining to the Company reorganization and stock option exercise matters

As stated in the revised Audit Committee charter, the Audit Committee must pre-approve all audit and non-audit services provided by the firm of independent auditors. During 2003, the Audit Committee pre-approved 100% of non-audit services provided by KPMG LLP. The Audit Committee has considered the provisions of these non-audit services by KPMG LLP and has determined that the services are compatible with maintaining KPMG LLP’s independence.

THE COMPANY BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE

“FOR” THE RATIFICATION OF KPMG LLP

OTHER MATTERS

The Board of Directors does not know of any matters that will be presented for action at the Annual Meeting other than those described above or matters incident to the conduct of the Annual Meeting. If, however, any other matters not presently known to management should come before the Annual Meeting, it is intended that the shares represented by a shareholder’s proxy will be voted on such matters in accordance with the discretion of the holders of such proxy.

SUBMISSION OF PROPOSALS AND OTHER MATTERS

RELATED TO 2005 ANNUAL MEETING

The next Annual Meeting of Shareholders will be held by the Company on or about April 26, 2005. Any shareholder who wishes to submit a proposal for consideration at that meeting, and who wishes to have such proposal included in the Company’s proxy statement, must comply with SEC Rule 14a-8 and must submit the proposal in writing no later than November 15, 2004. All such proposals and notifications should be sent to Jack W. Gibson, President and Chief Executive Officer, at 201 Volvo Parkway, Chesapeake, Virginia 23320.

The Bylaws also prescribe the procedure that a shareholder must follow to nominate directors for election. Such nominations require written notice delivered to the Secretary of the Company at the Company’s principal executive office not later than (i) 45 days before the date on which the Corporation first mailed proxy materials for the prior year’s annual meeting of shareholders or, (ii) in the case of special meetings, at the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. The written notice must provide certain information and representations regarding both the nominee and the shareholder making the nomination and a written consent of the nominee to be named in a proxy statement as a nominee and to serve as a director if elected. Any shareholder may obtain a copy of the Bylaws, without charge, upon written request to the Secretary of the Company. Based upon an anticipated mailing date of March 15, 2004 for the 2004 Proxy, the Company must receive proper notice of any shareholder nomination no later than January 29, 2005.

GENERAL

The Company’s 2003 Annual Report to Shareholders accompanies this Proxy Statement. Upon written request, the Company will provide shareholders with a copy of its Annual Report on Form 10-K for the year ended December 31, 2003 (the Form 10-K), as filed with the SEC, without charge. Please direct written requests for a copy of the Form 10-K to: Donald W. Fulton, Jr., Senior Vice President and Chief Financial Officer, Hampton Roads Bankshares, Inc., 201 Volvo Parkway, Chesapeake, Virginia 23320.

BY ORDER OF THE BOARD OF DIRECTORS OF THE COMPANY

Chesapeake, Virginia	/s/ Tiffany K. Glenn
March 15, 2004	Tiffany K. Glenn, Secretary

APPENDIX A

HAMPTON ROADS BANKSHARES, INC.

AUDIT COMMITTEE CHARTER

PREAMBLE

This charter governs the operations of the Audit Committee (the Committee) of Hampton Roads Bankshares, Inc. and its subsidiaries (the Company). The Committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors.

I. PURPOSE

The Committee shall provide assistance to the Board of Directors in fulfilling its oversight responsibilities to the shareholders, potential shareholders, the investment community, and others relating to the following:

1.	The integrity of the Company’s financial statements;

2.	The financial reporting process;

3.	The systems of internal accounting and financial controls;

4.	The performance of the Company’s internal audit function and independent auditors;

5.	The independent auditor’s qualifications and independence;

6.	And the Company’s compliance with ethics policies and legal and regulatory requirements.

In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, internal auditors, and management of the Company. The Committee should also encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and any of its subsidiaries, and the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties. The Board of Directors will provide funding, as necessary, for this purpose in accordance with the Sarbanes-Oxley Act of 2002.

II. COMPOSITION

The Committee shall be comprised of three or more members of the Company’s Board of Directors appointed by the Board, each of whom shall be independent of management and the Company. Members of the Committee shall be considered independent as long as they do not accept any consulting, advisory, or other compensatory fee from the Company and are not an affiliated person of the Company or its subsidiaries, and meet the independence requirements established by the Securities and Exchange Commission (SEC) and, if applicable, by stock exchange listing standards. All members of the Committee shall have a working familiarity with basic finance and accounting practices. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

The members of the Committee shall be elected by the Board and shall serve until they are replaced, resign, or their successors are duly elected and qualified. The Chairperson is selected by the Board of Directors.

III. MEETINGS

The Committee shall meet at least four times a year, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent accountants to discuss any matters that the Committee or any of these groups believes should be discussed. In addition, the Committee, or at least its Chair, should meet with the independent accountants and management quarterly to review the Company’s financials consistent with the Committee’s duties and responsibilities. The Committee shall meet at least quarterly with the internal auditor in executive session without any members of management to discuss any potential problems or weaknesses in financial reporting controls discovered during internal audits. The Committee shall meet at least annually with the independent auditors in executive session without any members of management or the internal auditor to discuss any potential problems or weaknesses in financial reporting controls discovered during the financial audit.

IV. RESPONSIBILITIES AND DUTIES

The primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors and report the results of its activities to the Board. The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee shall take appropriate actions to set the overall corporate “tone” for quality financial reporting. The following shall be the principal duties and responsibilities of the Committee. These are set forth as a guide with the understanding that the Committee, with the concurrence of the Company’s Board of Directors, may supplement them as appropriate.

1.	The Committee shall be directly responsible for the appointment and termination (subject, if applicable, to shareholder ratification), compensation, and oversight of the work of the independent auditors, including resolution of disagreements between management and the auditor regarding financial reporting. The Committee shall pre-approve all audit and non-audit services provided by the independent auditors except as otherwise provided for as De Minimus exceptions under Section 202 of the Sarbanes-Oxley Act of 2002. The Committee shall not engage the independent auditors to perform the specific non-audit services prohibited by law or regulation. The Committee may delegate pre-approval authority to the chairman of the Committee so long as any decisions made by the chairman are presented to the full Committee at its next scheduled meeting.

2.	At least annually, the Committee shall obtain and review a report by the independent auditors describing:

a.	The firm’s internal quality control procedures.

b.	Any material issues raised by the most recent internal quality control review, or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

c.	All relationships between the independent auditor and the Company (to assess the auditor’s independence).

3.	The Committee shall set clear hiring policies for employees or former employees of the independent auditors that meet the SEC regulations and stock exchange listing standards.

4.	The Committee shall discuss with the internal auditor and the independent auditors the overall scope and plans for their respective audits. Also, the Committee shall discuss with management, the internal auditor, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s polices and procedures to assess, monitor, and manage business risk, and legal and ethical compliance programs.

5.	The Committee shall periodically meet separately with management and separately with the independent auditors to discuss issues and concerns warranting Committee attention. The Committee shall provide sufficient opportunity for the internal auditor and the independent auditors to meet privately with the Committee to discuss any audit problems or difficulties and management’s response.

6.	The Committee shall receive regular reports from the independent auditor on the critical policies and practices of the Company and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management.

7.	The Committee shall review management’s assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditors’ report on management’s assertion.

8.	The Committee shall review and discuss earnings press releases.

9.	The Committee shall review the interim financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. If it is not practical to schedule a full Committee meeting in time to meet SEC accelerated filing requirements, the chair of the Committee may represent the entire Committee for the purposes of this review and report to the Committee at its next regularly scheduled meeting.

10.	The Committee shall review with management and the independent auditors the financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company’s Annual Report on Form 10-K, including their judgement about the quality of accounting principles, the reasonableness of significant judgements, and the clarity of the disclosures in the financial statements. Also the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

11.	The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

12.	The Committee shall receive corporate attorneys’ reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

13.	The Committee shall prepare its report to be included in the Company’s annual proxy statement, as required by SEC regulations.

14.	The Committee shall perform a self-evaluation of its performance at least annually to determine whether it is functioning effectively.

APPENDIX B

HAMPTON ROADS BANKSHARES, INC.

NOMINATING COMMITTEE CHARTER

I. PURPOSE

The purpose of the Nominating Committee (the Committee) of Hampton Roads Bankshares, Inc. (the Company) shall be to select and recommend to the full Board of Directors (the Board) nominees for election at each annual and any special meeting of shareholders at which Directors are to be elected. It also shall be the responsibility of the Committee to identify and recommend candidates for Director to fill interim vacancies on the Board or, at the direction of the Board, to expand the size of the Board.

II. COMPOSITION

The Board shall appoint the Committee and its Chairperson. The Committee shall be composed of three or more members of the Board. Committee members shall serve until they are replaced, resign, or their successors are duly elected and qualified.

III. MEETINGS

The Committee will meet at least annually. Additional meetings may be held as the Committee or its chairperson deem advisable. The Committee shall keep adequate records of each of its meetings. All actions taken shall be reported to the Board at the next Board Meeting following the Committee meeting.

IV. RESPONSIBILITIES AND DUTIES

The Committee shall have the responsibility for annually presenting to the Board a list of individuals recommended for nomination for election to the Board at the annual meeting of shareholders. In the event of a special meeting of shareholders at which one or more directors are to be elected, the Committee shall present a recommendation of nominees to the Board. In addition, the Committee shall identify and recommend nominees to the Board to fill any interim Board vacancies or, at the Board’s direction, nominees for expansion of the Board. In carrying out its responsibilities, the Committee shall review each potential nominee’s qualifications, including capability, availability to serve, conflicts of interest, and other relevant factors.

APPENDIX C

HAMPTON ROADS BANKSHARES, INC.

CODE OF ETHICS FOR THE CEO AND SENIOR FINANCIAL OFFICERS

The CEO and Senior Financial Officers (as defined in Section VI) of Hampton Roads Bankshares, Inc. and its Subsidiaries (the Company) have a special ethical and legal responsibility with respect to corporate governance. They are charged with both the responsibility and authority to protect and preserve the interests of the Company for the benefit of the Company’s shareholders, customers, employees, and the communities in which business is conducted. The CEO and Senior Financial Officers fulfill this responsibility by developing, monitoring, and enforcing the policies and procedures employed by the Company in its financial operations, record keeping, and financial reporting. In addition to the Company’s Code of Ethics that applies to all directors and employees of the Company, the CEO and Senior Financial Officers shall be bound by this Code of Ethics for the CEO and Senior Financial Officers.

I.	Honest and Ethical Conduct - The CEO and Senior Financial Officers will exhibit and promote the highest standards of honest and ethical conduct through the establishment and operation of policies and procedures that:

A.	Encourage and reward professional integrity in all aspects of the financial organization by eliminating inhibitions and barriers to responsible behavior, such as coercion, or alienation from the financial organization or the Company itself. The financial organization as used herein shall refer those individuals who are involved in the accounting and financial reporting function of the Company including those involved in the transaction functions that contribute to the accounting records and financial reports of the Company.

B.	Prohibit and eliminate the occurrence of conflicts between what is in the best interest of the Company and what could result in a material personal gain for a member of the financial organization, including the CEO and Senior Financial Officers.

C.	Provide a mechanism for members of the financial organization to inform senior management and/or the Board of Directors or its applicable Committees of deviations in practice from policies and procedures governing honest and ethical behavior.

D.	Promote periodic communication reinforcing these ethical standards throughout the finance organization.

II.	Financial Records and Periodic Reports - The CEO and Senior Financial Officers will establish and manage the Company’s financial transaction and reporting systems to ensure that:

A.	Business transactions are properly authorized and completely and accurately recorded on the Company’s books and records in accordance with Generally Accepted Accounting Principles (GAAP), applicable regulatory accounting principles or directives, and established Company financial policy.

B.	The retention or proper disposal of Company records shall be in accordance with established Company policy and applicable legal and regulatory requirements.

C.	The CEO and Senior Financial Officers are responsible for full, fair, accurate, timely, and understandable disclosure in periodic financial reports to the SEC and others. Such reports shall be prepared and delivered in a manner that facilitates the highest degree of clarity of content and meaning so that readers and users will be in a position to quickly and accurately determine their significance and consequence.

III.	Compliance with Applicable Rules, Laws, and Regulations – The CEO and Senior Financial Officers will maintain procedures to:

A.	Educate members of the financial organization about any federal, state, or local statutes, regulations, or administrative procedures that affect the operation of the financial organization and its related responsibilities.

B.	Monitor the compliance of the financial organization with all applicable federal, state, or local statutes, regulations, or administrative rules.

C.	Identify, report, and correct in a swift and certain manner any detected deviations from federal, state, or local statutes or regulations.

IV.	Prompt Internal Reporting of Violations of the Code – The CEO and Senior Financial Officers shall be responsible for:

A.	Bringing to the attention of the Company’s Compliance Committee and the Company’s Audit Committee any material information that affects the correctness of disclosures made by the Company in its public filings and assist the Compliance and/or Audit Committee in fulfilling its responsibilities.

B.	Bringing to the attention of the Compliance Committee and the Company’s Audit Committee any information concerning (a) significant deficiencies in the design or operation of internal controls that may adversely affect the Company’s ability to record, process, summarize, and report financial data or (b) any material fraud that involves management or other employees who have a role in the Company’s financial reporting, disclosures, or internal controls.

C.	Bringing to the attention of the Internal Auditor, the Compliance Committee, and the Audit Committee any information concerning evidence of a material violation of the securities or other laws, rules, or regulations applicable to the Company and the operation of its business, by the Company or any agent thereof, or the provisions of this Code of Ethics for the CEO and Senior Financial Officers.

V.	Accountability for Adherence to the Code – As authorized by the Company’s Board of Directors, the Compliance Committee shall investigate any allegations of violations under this Code of Ethics for the CEO and Senior Financial Officers and report to the Board of Directors the results of such investigation and any recommendations for actions to be taken in the event of violations. The Board of Directors or its designee shall be responsible for taking actions that are reasonably designed to deter wrongdoing and to promote accountability for adherence to this Code of Ethics for the CEO and Senior Financial Officers. Further, the Board of Directors or its designate shall provide written notice to the individual(s) involved that the Board has determined that there has been a violation and may impose penalties on the individual(s) as they see appropriate. In determining what action is appropriate in a particular case, the Board shall take into account all relevant information, including the nature of the violation; whether the violation was a single occurrence or repeated occurrences; whether the violation appears to have been intentional or inadvertent; whether the individual(s) in question had been advised prior to the violation as to the proper course of action; and whether or not the individual(s) in question had committed other violations in the past.

VI.	CEO and Senior Financial Officers Defined – The CEO and Senior Financial Officers shall be deemed to include the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Accounting Officer, the Executive Officer responsible for asset and liability management, and the Controller of Hampton Roads Bankshares, Inc. and each of its subsidiaries.

Proxy solicited on behalf of the Board of Directors for Annual Meeting of Shareholders to be held April 27, 2004.

The undersigned, having received the Annual Report to Shareholders and the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement dated March 15, 2004, hereby appoints Emil A. Viola, Jack W. Gibson and Robert G. Bagley (each with power to act alone) as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as directed below, all the shares of the Common Stock of Hampton Roads Bankshares, Inc. held of record by the undersigned on March 1, 2004, at the Annual Meeting of Shareholders to be held on April 27, 2004 and at any adjournment thereof.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL PROPOSALS

1.	To elect the following “Class C” Directors to serve for a three year term: Herman A. Hall, III, W. Lewis Witt, William J. Hearring, and Durwood S. Curling.
To elect the following “Class B” Director to serve a two year term: Patricia M. Windsor.
☐	FOR all nominees listed (except as indicated below to the contrary)
☐	WITHHOLD AUTHORITY to vote for all nominees listed

(INSTRUCTIONS:	To withhold authority to vote for any individual nominee, write the nominee’s name on the line provided below.)

2.	TO RATIFY the appointment by the Board of Directors of KPMG LLP as the Company’s independent auditors for the year ending December 31, 2004.
☐ FOR ☐ AGAINST ☐ ABSTAIN(OVER)

3.	IN THEIR DISCRETION, on such other matters as may properly come before the meeting, or, if any nominee listed in Proposal 1 above is unable to serve for any reason, to vote or refrain from voting for a substitute nominee or nominees.

This proxy is revocable at any time prior to its exercise. This proxy, when properly executed, will be voted as directed. Where no direction is given, this proxy will be voted for Proposals 1 and 2.

Please sign your name(s) exactly as they appear in the label below. If signer is a corporation, please sign the full corporate name by duly authorized officer. If an attorney, guardian, administrator, executor, or trustee, please give full title as such. If a limited liability company or partnership, sign in limited liability company or partnership name by authorized person. If any stock is held jointly, both shareholders must sign this proxy.

Date:                                              , 2004

Signature:

Printed Name:

Signature:

Printed Name:

Please complete, date, sign and return this proxy at your earliest convenience in the envelope provided. Thank you.

I/We plan to attend the Annual Meeting of Shareholders to be held on April 27, 2004.        YES             NO